NEWS RELEASE	Exhibit 99.1

For further information contact:

Kerry J. Chauvin	Joseph “Duke” Gallagher
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

JANUARY 17, 2005

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA –– (BUSINESS WIRE) –– January 17, 2005––Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2004 fourth quarter earnings on Wednesday, February 2, 2005 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

The management of Gulf Island Fabrication, Inc. will hold a conference call on Wednesday, February 2, 2005, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended December 31, 2004.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.800.946.0785

Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending February 8, 2005 by dialing:

Phone Number:	1.888.203.1112

Replay Passcode:	216143

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.